Exhibit 3.2

FORM OF AMENDED AND RESTATED BYLAWS

of

LUMOS NETWORKS CORP.

(Effective [            ], 2011)

ARTICLE I

Offices

Section 1.01 Offices. The Corporation shall have its registered office in the State of Delaware, City of Wilmington, County of New Castle, and may have such other offices and places of business within or without the State of Delaware as the Board of Directors may, from time to time, determine or the business of the Corporation may require.

ARTICLE II

Stockholders

Section 2.01 Place of Meetings. Meetings of stockholders for any purpose may be held at such place or places, either within or without the State of Delaware, as shall be designated by the Board of Directors.

Section 2.02 Annual Meetings. An annual meeting of stockholders, shall be held on such date and at such time as may be fixed by the Board of Directors for the election of directors, and to transact such other business as may properly be brought before the meeting.

Section 2.03 Special Meetings.

(a) General. Special meetings of the stockholders for any purpose or purposes may be called at any time by the Board or by a committee of the Board which has been duly designated by the Board and whose powers and authority, as provided in a resolution of the Board or in these Bylaws, include the power to call such meeting, but such special meetings may not be called by any other person or persons; provided, however, that if and to the extent that any special meetings of the stockholders may be called by any other person or persons specified in any provisions of the Certificate of Incorporation, as amended from time to time (the “Certificate of Incorporation”) or any certificate filed under Section 151(g) of the Delaware General Corporation Law (or its successor statute as in effect from time to time hereafter) (“Delaware Law”), then such special meeting may also be called by the person or persons, in the manner, at the times and for the purposes so specified.

(b) Stockholder Requested Special Meeting. (1) A special meeting of the stockholders shall be called by the Board upon written request to the Secretary of the Corporation (the “Secretary”) (a “Special Meeting Request”) of one or more stockholders of record at the time of delivery of the written request representing in the aggregate not less than 25% of the total number of shares of stock entitled to vote on the matter or matters to be brought before the proposed special meeting of the stockholders. A Special Meeting Request shall be signed by each stockholder, or a duly authorized agent of such stockholder, requesting the special meeting and shall set forth: (i) a brief description of each matter of business desired to be brought before the special meeting and the reasons for conducting such business at the special meeting, (ii) the name and address, as they appear on the Corporation’s books, of each stockholder requesting the special meeting, (iii) the class and number of shares of the Corporation which are owned by each stockholder requesting the special meeting, including shares beneficially owned and shares held of record, (iv) any material interest of each stockholder in the business desired to be brought before the special meeting, and (v) any other information, documents and representations that is required under Section 2.07(a) herein. The Board shall determine whether all such requirements have been satisfied and such determination shall be binding on the Corporation and the stockholders.

(2) A special meeting requested by the stockholders shall be held at such date, time and place within or without the state of Delaware as may be fixed by the Board; provided, however, the Board may (in lieu of calling the special meeting requested in such Special Meeting Request) present an identical or substantially similar item (a “Similar Item,” and the election of directors shall be deemed a “Similar Item” with respect to all items of business involving the election or removal of directors) for stockholder approval at any other meeting of the stockholders that is held not less than 120 calendar days after the Secretary receives such Special Meeting Request. A stockholder may revoke a Special Meeting Request at any time by written revocation delivered to the Secretary; provided, however, the Board shall have the discretion to determine whether or not to proceed with the special meeting. If, following a revocation of a Special Meeting Request, there are un-revoked requests from the stockholders holding in the aggregate less than the requisite number of shares entitling the stockholders to request the calling of a special meeting, the Board, in its discretion, may cancel the special meeting.

(3) A Special Meeting Request shall not be valid if (i) the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law, (ii) a Similar Item was presented at any meeting of the stockholders held within 120 calendar days prior to receipt by the Corporation of such Special Meeting Request, (iii) a Similar Item is included in the Corporation’s notice as an item of business to be brought before a stockholder meeting that has been called but not yet held or (iv) the Special Meeting Request is received by the Corporation during the period commencing 90 calendar days prior to the first anniversary of the preceding year’s annual meeting and ending on the date of that year’s annual meeting of the stockholders.

(4) Business transacted at a special meeting requested by the stockholders shall be limited to the purposes stated in the request for the special meeting; provided, however, that nothing herein shall prohibit the Board from submitting additional matters to the stockholders at any such special meeting.

(5) If none of the stockholders who submitted the Special Meeting Request for a special meeting of the stockholders appears or sends a representative to present the proposal(s) or business submitted by the stockholders for consideration at the special meeting, the Corporation need not present such proposal(s) or business for a vote at such meeting.

Section 2.04 Notice of Meetings and Adjourned Meetings; Waivers of Notice.

(a) Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting, delivered either personally, by mail or by electronic transmission as permitted by Delaware Law, shall be given which shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting), and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by Delaware Law, such notice shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder of record entitled to notice of such meeting. Unless these Bylaws otherwise require, when a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time, place, if any, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to notice of such meeting.

(b) A written waiver of any such notice signed by the person entitled thereto, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 2.05 Quorum. Unless otherwise provided under the Certificate of Incorporation or these Bylaws and subject to Delaware Law, the presence, in person or by proxy, of the holders of a majority of the outstanding capital stock of the Corporation entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the chairperson of the meeting or the stockholders present in person or represented by proxy shall adjourn the meeting, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

Section 2.06 Voting.

(a) Unless otherwise provided in the Certificate of Incorporation and subject to Delaware Law, each stockholder shall be entitled to one vote for each outstanding share of capital stock of the Corporation held by such stockholder. Any share of capital stock of the Corporation held by the Corporation shall not be voted. Notwithstanding the foregoing, this

Section shall not limit the right of the Corporation or any of its subsidiaries to vote any shares of capital stock of the Corporation held by the Corporation or such subsidiary in a fiduciary capacity. Unless otherwise provided in Delaware Law, the Certificate of Incorporation, or these Bylaws, the affirmative vote of a majority of the shares of capital stock of the Corporation present, in person or by written proxy, at a meeting of stockholders and entitled to vote on the subject matter shall be the act of the stockholders. Abstentions are considered for purposes of establishing a quorum, but are not considered as votes cast for or against a proposal or director nominee.

(b) Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Such authorization may be accomplished (a) by the stockholder or such stockholder’s authorized officer, director, employee, or agent executing a writing or causing his or her signature to be affixed to such writing by any reasonable means, including facsimile signature, or (b) by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the intended holder of the proxy or to a proxy solicitation firm, proxy support service, or similar agent duly authorized by the intended proxy holder to receive such transmission; provided, that any such telegram, cablegram, or other electronic transmission must either set forth or be accompanied by information from which it can be determined that the telegram, cablegram, or other electronic transmission was authorized by the stockholder. Any copy, facsimile telecommunication, or other reliable reproduction of the writing or transmission by which a stockholder has authorized another person to act as proxy for such stockholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication, or other reproduction shall be a complete reproduction of the entire original writing or transmission.

Section 2.07 Notice of Stockholder Business and Nominations.

(a) Annual Meetings of Stockholders. (1) Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the Corporation’s notice of meeting, (b) by or at the direction of the Board of Directors or any committee thereof or (c) by any stockholder of the Corporation who (i) was a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf such nominations or proposal of other business are made, only if such beneficial owner was the beneficial owner of shares of the Corporation) at the time of giving of notice provided in this Section 2.07 and at the time of the annual meeting, (ii) is entitled to vote at the meeting and (iii) complies with the notice procedures set forth in this Section 2.07 as to such business or nomination. For the avoidance of doubt, the foregoing clause (c) shall be the exclusive means for a stockholder to present proposals (except proposals submitted in accordance with the eligibility and procedural requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the Corporation’s proxy statement) for consideration by the stockholders at any annual of stockholders. In order to be considered by the stockholders at any annual meeting of stockholders, a stockholder’s proposal must be a proper matter for stockholder consideration and must be made pursuant to timely notice in writing to the secretary of the Corporation, as provided by this Section 2.07.

(2) Without qualification, for any nominations or any other business to be properly brought before an annual meeting by a stockholder pursuant to clause (a)(1)(c) of this Section 2.07, (x) the stockholder must have given timely notice thereof in writing to the Secretary, (y) such other business must otherwise be a proper matter for stockholder action and (z) the stockholder must have provided any updates or supplements to such notice at the times and in the form required by clause (c)(4) of this Section 2.07. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above. To be in proper form, a stockholder’s notice (whether given pursuant to clause (a)(a) or (b) of this Section 2.07) to the Secretary must: (a) set forth, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, if any, (ii) (A) the class or series and number of shares of the Corporation which are, directly or indirectly owned beneficially and of record by such stockholder and such beneficial owner, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder and such beneficial owner and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder and such beneficial owner has a right to vote any shares of any security of the Company, (D) any short interest in any security of the Company (for purposes of this Section 2.07 a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder and such beneficial owner that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, director or indirectly, by a general or limited partnership in which such stockholder and such beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (G) any performance-related fees (other than an asset-based fee) that such stockholder and such beneficial owner is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder and such beneficial owner’s immediate family sharing the same household (which information shall be supplemented by such stockholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), (iii) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (iv) a statement whether such stockholder or any other person known to the stockholder will deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to carry the proposal and (v) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to make the nomination or propose such business specified in the notice before the meeting; (b) if the notice relates to any business other than a nomination of a director or directors that the stockholder proposes to bring before the meeting, set forth (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such stockholder and beneficial owner, if any, in such business, (ii) the complete text of any resolutions intended to be presented at the meeting and in the event that such business includes a proposal to amend the bylaws of the corporation, the language of the proposed amendment and (iii) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder; (c) set forth, as to each person, if any, whom the stockholder proposes to nominate for election or reelection to the Board of Directors (i) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and the beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registration; and (d) with respect to each nominee for election or reelection to the Board of Directors, include a completed and signed questionnaire, representation and agreement required by Section 2.08. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee. Notwithstanding the foregoing, no disclosure shall be required with respect to ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is proposing business solely as a result of being the stockholder of record or nominee holder that is directed to prepare and submit the stockholder’s notice required by these Bylaws on behalf of a beneficial owner.

(3) Notwithstanding anything in the second sentence of clause (a)(a) of this Section 2.07 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 2.07 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who (i) is a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf such nominations or proposal of other business are made, only if such beneficial owner was the beneficial owner of shares of the Corporation) at the time of giving of notice provided for in this Section 2.07 and at the time of the special meeting, (ii) is entitled to vote at the meeting, and (iii) complies with the notice procedures set forth in this Section 2.07 as to such nomination. In the event the Corporation calls a special meeting of stockholders for the purposes of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting if the stockholder’s notice required by clause (a) of this Section 2.07 with respect to any nomination (including the completed and signed questionnaire, representation and agreement required by Section 2.08) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to the date of such special meeting and not later than the close of business on the later of the 90th day prior to the date of such special meeting or, if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected as such meeting. In no event shall any adjournment or postponement of a special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

(c) General. (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 2.07 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.07. Except as otherwise provided by Delaware Law, the Certificate of Incorporation or these Bylaws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.07 and, if any proposed nomination or business is not in compliance with this Section 2.07, to declare that such defection proposal or nomination shall be disregarded.

(2) For purposes of this Section 2.07, “public announcement’ shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(3) Notwithstanding the foregoing provisions of this Section 2.07, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.07; provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to clause (a) or (b) of this Section 2.07. Nothing in this Section 2.07 shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock if and to the extent provided for under law, the Certificate of Incorporation or these Bylaws.

(4) A stockholder must further update and supplement the notice required by this Section 2.07, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for determining the stockholders entitled to notice of the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary of the Corporation not later than 5 business days after the record date for determining the stockholders entitled to notice of the meeting (in the case of the update and supplement required to be made as of such record date), and not later than 5 business days prior to the date of the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof).

Section 2.08 Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 2.07) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on which behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) (the “Agreement”), which Agreement (i) shall provide that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as director of the Corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation (copies of which shall be provided by the Secretary upon written request) (subject to any waivers or exemptions granted pursuant to a resolution of the majority of the disinterested members of the Board) and (ii) if such person is at the time a director or is subsequently elected as a director of the Corporation, shall include such person’s irrevocable resignation as a director if such person is found by a court of competent jurisdiction to have breached the Agreement in any material respect.

Section 2.09 Conduct of Meeting; Adjournment. Meeting of stockholders shall be presided over by the Chairman of the Board of Directors, or in the absence of the Chairman of the Board of Directors by the Chief Executive Officer if separate from the Chairman, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation, by a chairman chosen at the meeting. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting. The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including adopting rules, regulations and procedures for the manner of voting and the conduct of business and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Unless, and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. Notwithstanding anything contrary in these Bylaws, (a) the chairman of any meeting of stockholders or (b) the Secretary of the Corporation upon direction of the Board pursuant to a resolution adopted by the majority of the Board may adjourn a meeting from time to time for any reason in accordance with this Section 2.09. When a meeting is adjourned to another time or place, unless these Bylaws otherwise require, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. In addition, the Board of Directors may postpone or reschedule any previously scheduled meeting of stockholders in conformity with these Bylaws and Delaware Law.

ARTICLE III

Directors

Section 3.01 Board of Directors. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors, the members of which need not be stockholders, except as may be otherwise provided by Delaware Law or by the Certificate of Incorporation. In addition to the power and authority expressly conferred upon it by these Bylaws and the Certificate of Incorporation, the Board of Directors may take any action and do all such lawful acts and things on behalf of the Corporation and as are not by statute or by the Certificate of Incorporation required to be taken or done by the stockholders.

Section 3.02 Number. The Board of Directors shall consist of that number of members as may be determined from time to time by resolution of the Board of Directors. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office shall expire. Elections of directors need not be by written ballot unless otherwise provided in these Bylaws.

Section 3.03 Election and Term of Directors. The directors shall be elected by the stockholders of the Corporation. The election of directors is subject to any provisions contained in the Certificate of Incorporation relating thereto, including any provisions for cumulative voting. A nominee for director shall be elected to the Board if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of the stockholders for which (i) the Secretary receives a notice that a stockholder has nominated a person for election to the Board in compliance with the advance notice requirements for stockholder Nominees for director set forth in Section 2.07 of these Bylaws and (ii) such nomination has not been withdrawn by such stockholder on or prior to the tenth day preceding the date the Corporation first mails its notice of meeting for such meeting to the stockholders (a “contested election”). If directors are to be elected by a plurality of the votes cast, the stockholders shall not be permitted to vote against a nominee. The Board has established procedures set forth in the Corporate Governance Guidelines under which in any non-contested election of directors, any incumbent director nominee who receives a greater number of votes cast against his or her election than in favor of his or her election shall tender his or her resignation, and the Board shall decide, through a process managed by the Committee (as defined in the Corporate Governance Guidelines) whether to accept or reject the resignation, or whether other action should be taken. Any vacancy resulting from the non-election of a director under this Section 3.03 may be filled by the Board as provided in Section 3.13. Each director shall hold office until his successor, if any, has been elected and qualified, or until his earlier death, resignation or removal.

Section 3.04 Regular Meetings. Regular meetings of the Board of Directors may be held at such times as the Board of Directors may from time to time determine. No notice shall be required for any regular meeting of the Board of Directors.

Section 3.05 Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer or any two directors upon 24 hours notice to each director either personally or by mail, courier, telephone, telecopier, telegraph or electronic transmission and if by telephone, telecopier, telegraph or electronic transmission confirmed in writing before or after the meeting, setting forth the time and place of such meeting. Notice of any special meeting need not be given, however, to any director who submits a signed waiver of notice, before or after the meeting, or who attends the meeting without objecting to the transaction of business.

Section 3.06 Place of Meetings.

(a) The Board of Directors may hold its meetings, regular or special, at such places, either within or without the State of Delaware, as it may from time to time determine or as shall be set forth in any notice of such meeting.

(b) Any meeting of the Board of Directors may be held and any member of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or of any such committee, as the case may be, by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting.

Section 3.07 Adjourned Meetings. A majority of the directors, present, whether or not a quorum, may adjourn any meeting of the Board of Directors to another time and place. Notice of such adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Board of Directors may transact any business which might have been transacted as the original meeting.

Section 3.08 Quorum of Directors. A majority of the total number of directors shall constitute a quorum for the transaction of business. The total number of directors means the number of directors the Corporation would have if there were no vacancies. In the event one or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each such director so disqualified; provided, however, that in no case shall less than one-third of the total number of directors constitute a quorum. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat shall adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 3.09 Action of the Board of Directors. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the question or action is one upon which a different vote expressly is required by Delaware Law or by the Certificate of Incorporation, in which case such provision shall govern the vote on the decision of such question or action. Each director present shall have one vote.

Section 3.10 Action by Written Consent of Directors. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee.

Section 3.11 Resignation. A director may resign at any time by giving written notice to the Board of Directors, the President, the Chief Executive Officer or the Secretary of the

Corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt by the Board of Directors or such officer, and acceptance of the resignation shall not be necessary.

Section 3.12 Removal of Directors. A director may only be removed in accordance with the Shareholders Agreement and otherwise by the affirmative vote of the holders of a majority of the combined voting power of the then outstanding stock of the Corporation entitled to vote generally in the election of directors at any meeting of such stockholders called expressly for that purpose and at which a quorum of stockholders is present.

Section 3.13 Newly Created Directorships and Vacancies. Newly created directorships resulting from an increase in the number of directors or vacancies occurring in the Board of Directors for any reason shall be filled by the majority vote of the remaining directors of the Corporation, although less than a quorum, or by a sole remaining director. A director elected to fill a newly created directorship or to fill any vacancy shall hold office until his successor, if any, has been elected and qualified.

Section 3.14 Election and Duties of the Chairman of the Board. A Chairman of the Board shall be elected by the Board of Directors and hold office until the next annual meeting of the Board of Directors or until his or her successor is elected. The Chairman of the Board will preside at the meetings of the Board of Directors, and shall have such other powers and duties as may be conferred upon him or her by the Board of Directors.

Section 3.15 Compensation. The Board of Directors shall have the authority to fix the compensation of directors for their services. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefore.

Section 3.16 Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the members of the Board of Directors. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors and shall, to the extent required by the corporate governance rules of the NASDAQ National Market, be constituted in accordance with, and have such duties and powers as shall be required by such corporate governance rules. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (a) approving or adopting, or recommending to the stockholders, any action or matter expressly required by Delaware Law to be submitted to the stockholders for approval, (b) adopting, amending or repealing any bylaw of the Corporation or (c) fixing the number of directors to constitute the full Board of Directors pursuant to Section 3.02 of these bylaws. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

ARTICLE IV

Officers

Section 4.01 Offices, Election and Term.

(a) The Board of Directors shall elect or appoint a President, a Chief Executive Officer and a Secretary and may, in addition, elect or appoint at any time such other officers as it may determine. Any number of offices may be held by the same person.

(b) Unless otherwise specified by the Board of Directors, each officer shall be elected or appointed to hold office until his successor, if any, has been elected or appointed and qualified, or until his earlier death, resignation or removal.

(c) Any officer may resign at any time by giving written notice to the Board of Directors, the Chief Executive Officer or the Secretary of the Corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof, and the acceptance of the resignation shall not be necessary to make it effective.

(d) Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors, with or without cause. Any vacancy occurring in any office by reason of death, resignation, removal or otherwise may be filled by the Board of Directors.

Section 4.02 Powers and Duties. The officers of the Corporation shall each have such powers and perform such duties in the management of the affairs, property and business of the Corporation, subject to the control of and limitation by the Board of Directors, as generally pertains to their respective offices, as well as such powers and duties as may be authorized from time to time by the Board of Directors.

ARTICLE V

Certificates and Transfer of Shares

Section 5.01 Certificates. Shares of stock of the Corporation shall be represented by certificates or uncertificated, except to the extent as may be required by applicable law or as may otherwise by authorized by the Secretary or an Assistant Secretary. In the event shares of stock are represented by certificates, any signature or countersignature may be an actual signature or a printed or engraved facsimile thereof.

Section 5.02 Transfer of Shares.

(a) Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares or other securities of the Corporation duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, and cancel the old certificate, except to the extent the Corporation or such transfer agent may be prevented from so doing by Delaware Law, by the order or process of any court of competent jurisdiction, or under any valid restriction on transfer imposed by the Certificate of Incorporation, these Bylaws, or agreement of security holders. Every such transfer shall be entered on the transfer books of the Corporation. Transfer of uncertificated shares shall be made on the books of the Corporation upon receipt of proper transfer instructions from the registered owner of the uncertificated shares, an instruction from an approved source duly authorized by such owner or from an attorney lawfully constituted in writing.

(b) The Corporation shall be entitled to treat the holder of record of any share or other security of the Corporation as the holder in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in such share or security on the part of the any other person whether or not it shall have express or other notice thereof, except as expressly provided by Delaware Law.

Section 5.03 Fixing the Record Date.

(a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If the Board of Directors so fixes a record date, such record date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided that the Board of Directors may fix a new record date for the determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

ARTICLE VI

Indemnification

Section 6.01 Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or a person of whom he is the legal representative is or was a director or an officer of the Corporation (or any predecessor), or is or was serving at the request of the Corporation (or any predecessor) as a director, officer or trustee of another corporation or of a partnership, limited liability company, joint venture, trust, employee benefit plan sponsored or maintained by the Corporation, or other enterprise (or any predecessors of such entities) (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee, or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by Delaware Law (but, in the case of an amendment to Delaware Law, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), or by other applicable law as then in effect, against all expense, liability and loss (including attorneys’ fees and related disbursements, judgments, fines, excise taxes or penalties under the Employee Retirement Income Security Act of 1974, as amended from time to time, penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 6.03 of these Bylaws with respect to proceeding to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors. Each person who is or was serving as a director, officer, employee or agent of a subsidiary of the Corporation shall be deemed to be serving, or have served, at the request of the Corporation.

Section 6.02 Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 6.01 of these Bylaws, an indemnitee shall also have the right to be paid by the Corporation the expenses (including attorney’s fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if Delaware Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is not further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 6.02 or otherwise.

Section 6.03 Right of Indemnitee to Bring Suit. If a claim under Section 6.01 or 6.02 of these Bylaws is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (a) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (b) any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in Delaware Law. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the indemnitee is proper under the circumstances because the indemnitee has met the applicable standard of conduct, nor the fact that there has been an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the indemnitee has or has not met the applicable standard of conduct. In any suit brought by the indemnitee to enforce a right to indemnification of to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VI or otherwise shall be on the Corporation. The termination of any proceeding described in this Article VI, or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the indemnitee did not meet the required standards of conduct set forth in Delaware Law.

Section 6.04 Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 6.05 Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VI with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

Section 6.06 Insurance. The Corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was an indemnitee against any expense, liability or loss asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such expenses, liability or loss under Delaware Law.

Section 6.07 Reliance. Persons who after the date of the adoption of this Article VI become or remain directors or officers of the Corporation shall be conclusively presumed to have relied on the rights to indemnity, advance of expenses and other rights contained in this Article VI in entering into or continuing such service. The rights to indemnification and to the advance of expenses conferred in this Article VI shall apply to claims made against an indemnitee arising out of acts or omissions that occurred or occur both prior and subsequent to the adoption hereof.

Section 6.08 Nature of Rights. The rights conferred upon indemnitees in this Article VI shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer or trustee and shall inure to the benefit of the indemnitee’s heir, executors and administrators. Any amendment, modification, alteration or repeal of this Article VI that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, modification, alteration or repeal.

Section 6.09 Severability. If any word, clause, provision or provisions of this Article VI shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article VI (including, without limitation, each portion of any section or paragraph of this Article VI containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article VI (including, without limitation, each such portion of any section or paragraph of this Article VI containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

ARTICLE VII

Miscellaneous

Section 7.01 Corporate Seal. The seal of the Corporation shall be suitable in form and bear the name of the Corporation. The seal of the certificates for shares or any corporate obligation for the payment of money, or on any other instrument, may be a facsimile engraved, printed or otherwise reproduced.

Section 7.02 Execution of Instruments. All corporate instruments and documents, including, but not limited to, all mortgages, deeds, leases, transfers, contracts, bonds, notes, checks and other obligations shall be signed or countersigned, executed, delivered and, if desired, verified or acknowledged in the name and on behalf of the Corporation by a proper officer or officers or such other person or persons as the Board of Directors may from time to time designate. Any such authorization may be general or limited to specific contracts or instruments. If a document must be executed by persons holding different offices or functions and one person holds such offices or exercises such functions, that person may execute the document in more than one capacity.

Section 7.03 Fiscal Year. The fiscal year of the Corporation shall be as determined by the Board of Directors.

ARTICLE VIII

Amendments

Section 8.01 Amendments. In furtherance and not in limitation of the powers conferred by Delaware Law, the Board of Directors is expressly authorized to adopt, amend and repeal these Bylaws subject to the power of the holders of capital stock of the Corporation to adopt, amend or repeal the Bylaws.

ARTICLE IX

Inconsistent Provisions

Section 9.01 Inconsistent Provisions. If any provision of these Bylaws is or becomes inconsistent with any provision of the Certificate of Incorporation, Delaware Law or any other applicable law, the provision of these Bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

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